UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 19, 2018

Kellogg Company
(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of principal executive offices, including zip code)
(269) 961-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company		☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Act.	☐

Item 2.02. Results of Operations and Financial Condition.
Accounting Standards Updates
In the first quarter of 2018, the Company will adopt the following accounting standards updates (“ASUs”):

•	ASU 2014-09: Revenue from contracts with customers ("Revenue Recognition")

•	ASU 2017-07: Improving the Presentation of net Periodic Pension Cost and net Periodic Postretirement Benefit Cost ("Pension")

•	ASU 2016-15: Classification of Certain Cash Receipts and Payments ("Cash Flow")

The Pension and Cash Flow ASUs are required to be adopted on a retrospective basis and the Company elected to adopt the Revenue Recognition ASU on a full retrospective basis. As a result, the Company will recast its historical financial statements and related disclosures to reflect these changes.

Product Transfer between Reportable Segments
The Company has decided to transfer certain stock-keeping units (SKUs) from the U.S. Morning Foods reporting segment, and to the U.S. Snacks reporting segment, to align their sales with their infrastructure and change in accountability.

For informational purposes only, the Company is furnishing certain unaudited financial information in the attached Exhibit 99.1 reflecting the expected impact of the adoption of these ASUs and the changes in our reportable segments for the periods presented.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 99.1 -- Financial information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: April 19, 2018	/s/ Fareed Khan
Name: Fareed Khan
Title: Senior Vice President and Chief Financial Officer